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                                                                     EXHIBIT 5.1

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                                            BROBECK
                                           PHLEGER &
                                            HARRISON
                                              LLP                            301 CONGRESS AVENUE
TELEPHONE: (512) 477-5495                 ATTORNEYS AT                                SUITE 1200
FACSIMILE: (512) 477-5813                     LAW                            AUSTIN, TEXAS 78701
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                                  May 15, 1998

DuPont Photomasks, Inc.
131 Old Settlers Boulevard
Round Rock, Texas 78664

    Re:  DuPont Photomasks, Inc. Registration Statement on
       Form S-3 for 3,105,000 Shares of Common Stock

Ladies and Gentlemen:

    We have acted as counsel to DuPont Photomasks, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 805,000 shares of the Company's Common Stock and the sale by a stockholder of the Company of up to 2,300,000 shares of the Company's Common Stock (collectively, the "Shares"), pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

    This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

    We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares to be sold by a stockholder of the Company have been duly authorized, were legally issued and are fully paid and nonassessable, and the Shares to be issued and sold by the Company have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

    This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                          Very truly yours,

                                          /s/ BROBECK, PHLEGER & HARRISON LLP
                                          --------------------------------------
                                          Brobeck, Phleger & Harrision